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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 11, 2006
                Date of Report (Date of earliest event reported)

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                   000-33167           84-0448400
(State or other jurisdiction       (Commission        (I.R.S. Employer
      of incorporation)            File Number)      Identification No.)

       415 WEST FOOTHILL BLVD, SUITE 206, CLAREMONT, CALIFORNIA 91711-2766
                    (Address of principal executive offices)

                                 (909) 626-2358
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

      On July 11, 2006, Kiwa Bio-Tech Products Group Corporation (the "Company") and Tianjin Challenge Feed Co., Ltd. ( "Challenge Feed") completed the formation of a joint venture to engage in the developing, manufacturing and marketing of bio-feed products. The joint venture will be operated through a jointly-owned limited liability company organized under the laws of People's Republic of China. The name of the joint venture company is Tianjin Kiwa Feed Limited Liability Company ("TKF"). The address of TKF is West to Jing-jin Highway, Da Meng Zhuang Town, Wuqing District, Tianjin, China. TKF's total annual production capacity is expected to be approximately 40,000 metric tons of concentrated and supportive feeds.

      Pursuant to a joint venture agreement dated July 11, 2006 between the Company and Challenge Feed, the Company has agreed to invest US$480,000 in cash for 80% of the equity of TKF. Challenge Feed has agreed to invest machinery and equipment used in bio-feed production with an agreed value of US$120,000 for 20% of the equity of TKF. Under the joint venture agreement, the parties are required to make their capital contributions within six months of the date TKF receives its business license from Chinese government authorities. As of July 11, the Company and Challenge Feed had completed the requisite legal procedures in accordance with applicable Chinese laws and government regulations to initiate a new business.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

EXHIBIT NO.       DESCRIPTION

10.01 Contract for Joint Venture dated July 11, 2006 between Kiwa Bio-Tech Products Group Corporation and Tianjin Challenge Feed Co., Ltd.



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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 11, 2006

By:    /s/ Wei Li
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Name:  Wei Li
Title: Chairman of Board of Directors and Chief Executive Officer



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